UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 14, 2014 (April 8, 2014)

INLAND REAL ESTATE INCOME TRUST, INC.
(Exact Name of Registrant as Specified in its Charter)

Maryland (State or Other Jurisdiction of Incorporation)	000-55146 (Commission File Number)	45-3079597 (IRS Employer Identification No.)
2901 Butterfield Road Oak Brook, Illinois 60523 (Address of Principal Executive Offices)
(630) 218-8000 (Registrant’s Telephone Number, Including Area Code)
N/A (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01. Entry into a Material Definitive Agreement.

The information discussed under Items 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 1.01.

Item 2.01. Completion of Acquisition or Disposition of Assets.

On the date indicated below, Inland Real Estate Income Trust, Inc. (referred to herein as “us,” “we,” “our” or the “Company”) acquired the following property. For purposes of this table, dollar amounts are stated in thousands, except for per square foot amounts:

Property Name	Date Acquired	Total Square Feet or Number of Units	Approx. Purchase Price Paid at Closing	Cap Rate (1)	Approx. Annualized Base Rent (2)	Average Annualized Base Rent per Square Foot (2)	Average Remain- ing Lease Term in Years	Econ- omic Occ- pancy (3)	Phy- sical Occu- pancy
Mansfield Pointe Shopping Center --Mansfield, TX	4/8/14	148,529	$28,400	6.70%	$2,150	$14.98	7 years	96.7%	96.7%

(1) We determine capitalization rate, or “cap rate,” by dividing the property’s annualized net operating income (“NOI”), existing at the date of acquisition, by the contract purchase price of the property paid at the date of acquisition (excluding amounts payable under earnout agreements as of the date of acquisition). NOI consists of, for these purposes, rental income and expense reimbursements from in-place leases, including master leases, if any, reduced by operating expenses and existing vacancies.
(2) Annualized base rent is calculated by annualizing the current, in-place monthly base rent for leases at the time of acquisition, including any tenant concessions, such as rent abatement or allowances, that may have been granted.
(3) As used herein, economic occupancy is defined as the percentage of total gross leasable area for which a tenant is obligated to pay rent under the terms of its lease agreement, regardless of the actual use or occupation by that tenant of the area being leased.

Mansfield Pointe Shopping Center. On April 8, 2014, we, through IREIT Mansfield Pointe, L.L.C., a wholly owned subsidiary formed for this purpose, acquired a fee simple interest in a 148,529 square foot retail center known as Mansfield Pointe Shopping Center, located in Mansfield, Texas. The property is shadow anchored by a SuperTarget and a Home Depot that we did not acquire and will not own. We purchased this property from Mansfield SEQ 287 & Debbie Ltd., an unaffiliated third party, for approximately $28.4 million in cash, plus closing costs. The seller had entered into an agreement with Inland Real Estate Acquisitions, Inc. which it assigned to us at closing. We funded the purchase price at the closing with proceeds from our offering. We expect to pay our Business Manager an acquisition fee of approximately $426,000 based on the purchase price of approximately $28.4 million. We expect to fund the acquisition fee from offering proceeds. The capitalization rate for this property was approximately 6.70%.

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Among the items we considered in determining whether to acquire the Mansfield Pointe Shopping Center included, but were not limited to, the following:

•	The property is shadow anchored by a SuperTarget, which includes a grocery component, and a Home Depot, which we did not acquire and will not own, but that we believe will generate traffic for our center.
•	The property is 96.7% occupied.
•	We believe the property is well situated in Mansfield, Texas. The property is situated almost equidistant from Dallas, Fort Worth and the Dallas-Fort Worth International Airport. Within a three mile radius of the property the current population is over 62,000, with an average household income of approximately $100,000 per year.
•	Mansfield Pointe Shopping Center is located on US Highway 287, a major thoroughfare in the area.

As of the date of this report, Mansfield Pointe Shopping Center was 96.7% occupied and leased to 13 tenants. The weighted-average remaining lease term for the tenants occupying the property is approximately 7 years. There are three tenants occupying greater than 10% of the total gross leasable area of the property.

Sports Authority, a national sporting goods store, leases 40,527 square feet, or approximately 27.3% of the total gross leasable area of the property, and pays annual base rent of approximately $547,000, or approximately 25.4% of total annual base rent of the property. Sports Authority’s lease expires in January 2019, and there are four five-year renewal options, which may be exercised at the option of Sports Authority as set forth in the lease. PetSmart, a national pet supply store, leases 27,446 square feet, or approximately 18.5% of the total gross leasable area of the property, and pays annual base rent of approximately $439,000, or approximately 20.4% of total annual base rent of the property. PetSmart’s lease expires in January 2024, and there are five five- year renewal options, which may be exercised at the option of PetSmart as set forth in the lease. Bed Bath and Beyond, a national home goods store, leases 23,400 square feet, or approximately 15.8% of the total gross leasable area of the property, and pays annual base rent of approximately $228,000, or approximately 10.6% of total annual base rent of the property. Bed Bath and Beyond’s lease expires in January 2024, and there are three five- year renewal options, which may be exercised at the option of Bed Bath and Beyond as set forth in the lease. The other tenants leasing at least 2,000 square feet are Party City Corporation, Half Price Books, Sleep Experts, Massage Envy, Aqua Tots, Debbie Lane Dental & Orthodontics, Legacy Salon Suites, Title Boxing and Paradise Nail Spa.

The following table lists, on an aggregate basis, all of the scheduled lease expirations over each of the years ending December 31, 2014 through 2023, and the approximate rentable square feet represented by the applicable lease expirations, at the property.

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Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases

2014	-	-	-	0.0%
2015	1	1,923	48,075	2.2%
2016	-	-	-	0.0%
2017	1	4,350	78,300	3.6%
2018	1	4,040	103,020	4.9%
2019	4	47,047	766,825	37.6%
2020	1	8,320	95,680	7.5%
2021	1	12,030	177,443	15.1%
2022	1	2,281	45,620	4.6%
2023	1	8,725	154,433	16.2%

The table below sets forth certain historical information with respect to the occupancy rate at the property for each of the last five years, expressed as a percentage of total gross leasable area, and the average effective annual base rent per square foot.

Year Ending December 31	Occupancy Rate as of December 31	Average Effective Annual Rental Per Square Foot
2013	96.7%	$13.43
2012	84.0%	$14.63
2011	79.5%	$14.60
2010	79.5%	$14.60
2009	64.5%	$14.88

We believe that the property is suitable for its intended purpose and adequately covered by insurance. We do not intend to make significant renovations or improvements. There are five competitive shopping centers located within approximately three miles of the property.

Real estate taxes assessed for the fiscal year ended December 31, 2013 were approximately $614,000. The amount of real estate taxes assessed was calculated by multiplying the property’s assessed value by a tax rate of approximately 2.88%. We will calculate depreciation expense for federal income tax purposes by using the straight-line method. For federal income tax purposes, we depreciate buildings and land improvements based upon estimated useful lives of 40 and 20 years, respectively.

The information set forth above does not purport to be complete in scope and is qualified in its entirety by the full text of the agreements attached to this Current Report as Exhibits 10.1, 10.2, 10.3 and 10.4, which are incorporated into this Item 2.01 by reference.

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Item 9.01. Financial Statements and Exhibits.

            (d)      Exhibits

10.1	Agreement for Sale and Purchase and Joint Escrow Instructions, dated as of February 18, 2014, by and between Mansfield SEQ 287 & Debbie Ltd. and Inland Real Estate Acquisitions, Inc., as amended by the First Amendment, dated March 20, 2014

10.2	Assignment and Assumption of Agreement for Sale and Purchase and Joint Escrow Instructions, made and entered into as of April 8, 2014 by Inland Real Estate Acquisitions, Inc. and IREIT Mansfield Pointe, L.L.C.

10.3	Lease Assignment, made and entered into as of April 8, 2014, by Mansfield SEQ 287 & Debbie Ltd. and IREIT Mansfield Pointe, L.L.C.

10.4	Post Closing Agreement, made and entered into as of April 8, 2014, by Mansfield SEQ 287 & Debbie Ltd. and IREIT Mansfield Pointe, L.L.C.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INLAND REAL ESTATE INCOME TRUST, INC.

Date:	April 14, 2014	By:	/s/ David Z. Lichterman
		Name:	David Z. Lichterman
		Title	Vice President and Chief Accounting Officer

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EXHIBIT INDEX

Exhibit No.	Description

10.1	Agreement for Sale and Purchase and Joint Escrow Instructions, dated as of February 18, 2014, by and between Mansfield SEQ 287 & Debbie Ltd. and Inland Real Estate Acquisitions, Inc., as amended by the First Amendment, dated March 20, 2014

10.2	Assignment and Assumption of Agreement for Sale and Purchase and Joint Escrow Instructions, made and entered into as of April 8, 2014 by Inland Real Estate Acquisitions, Inc. and IREIT Mansfield Pointe, L.L.C.

10.3	Lease Assignment, made and entered into as of April 8, 2014, by Mansfield SEQ 287 & Debbie Ltd. and IREIT Mansfield Pointe, L.L.C.

10.4	Post Closing Agreement, made and entered into as of April 8, 2014, by Mansfield SEQ 287 & Debbie Ltd. and IREIT Mansfield Pointe, L.L.C.

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